UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2026

Celcuity Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38207	82-2863566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16305 36th Avenue North, Suite 100
Minneapolis, Minnesota 55446

(Address of Principal Executive Offices and Zip Code)

(763) 392-0767

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CELC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2026, the Board of Directors (the “Board”) of Celcuity Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, voted to increase the size of the Board from seven members to eight members and to appoint Charles (Chip) R. Romp as a new director to fill the resulting vacancy, effective immediately, for a term extending through the date of the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) and the election of his successor, or his earlier death, resignation or removal. The Board determined that Mr. Romp qualifies as an independent director pursuant to the listing standards of The Nasdaq Stock Market LLC and the rules of the U.S. Securities and Exchange Commission (the “SEC”). The Board has not appointed Mr. Romp to serve on any committees of the Board as of the date hereof.

Mr. Romp will receive compensation for his service in accordance with the Company’s non-employee director compensation program, which currently provides for an annual cash retainer of $50,000, payable quarterly, and an annual equity award with a fair market value of $100,000, payable in the form of restricted stock, stock options, or a combination of both, at the director’s election.

Upon appointment to the Board, the Company granted Mr. Romp a pro-rated annual grant of 215 shares of restricted stock under the Company’s 2017 Stock Incentive Plan, which will vest as to all shares upon the earlier of (i) the 2026 Annual Meeting or (ii) April 30, 2026.

There are no arrangements or understandings between Mr. Romp and any other persons pursuant to which Mr. Romp was selected as a director of the Company. There are no relationships or related transactions between Mr. Romp or any member of his immediate family and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On February 12, 2026, the Company issued a press release announcing the Mr. Romp’s appointment to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this Item 7.01, including the accompanying exhibit, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated February 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2026

CELCUITY INC.

By:	/s/ Brian F. Sullivan
Brian F. Sullivan
Chief Executive Officer